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                                   BYLAWS

                                     OF

                             LACLEDE GAS COMPANY

                                  ARTICLE I

                                   OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of Laclede Gas Company ("Company") shall be at such place as the Board of Directors may from time to time determine, but until a change is effected, such principal office shall be at 720 Olive Street in the City of St. Louis, Missouri.

     SECTION 2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Missouri as the Board may, from time to time, determine or the business of the Company may require.

                                 ARTICLE II

                                    SEAL

     The corporate seal shall have inscribed thereon the name of the Company and the words "Seal, St. Louis, Missouri." The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced.

                                 ARTICLE III

                           SHAREHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Company shall be held at 10 o'clock A.M. on the fourth Thursday of January in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. The purpose of the meeting shall be to elect directors and to transact such other business as properly brought before the meeting. If the Company fails to hold said meeting for the election of directors on the date aforesaid, the Board of Directors shall cause the election to be held by the shareholders as soon thereafter as convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by or at the request of the Chairman of the Board, Chief Executive Officer or a majority of the number of Directors which the Company would have if there were no vacancies. Also, the Secretary shall call any such special meeting whenever requested in writing so to do by the holders of record of not less than one-third of the shares of the capital stock of the Company then outstanding and entitled to vote thereat.

     SECTION 3. NOTICES OF MEETINGS. Notice of each meeting of the shareholders stating the place, date and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be sent or otherwise given in accordance with Section 4 of this Article not less than ten nor more than seventy days before the date of the meeting, by or at the direction of the person calling the meeting, to each shareholder entitled to vote at such meeting.

     SECTION 4. METHOD OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the Company. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telecopy, telegram or other electronic or wireless means.



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     An affidavit of the mailing or other means of giving notice of any shareholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

     SECTION 5. PLACE OF MEETINGS. Meetings of the Company's shareholders may be held at such place, either within or without the State of Missouri, as may be fixed from time to time by resolution of the Board of Directors and designated in the notice of meeting.

     SECTION 6. QUORUM: ADJOURNMENTS. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the shareholders for the transaction of business, except as otherwise required by law, the Articles of Incorporation, as they may be amended (hereinafter the "Charter"), or these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the number of remaining shareholders to less than a quorum. The absence from any meeting of the number of shares required by law, the Charter or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

     Whether or not a quorum is present, the chairman of the meeting or a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, except as otherwise provided by statute, successively to adjourn the meeting to such time and place as they may determine, to a date not longer than ninety days after each such adjournment, and no notice of any such adjournment need be given to shareholders other than the announcement of the adjournment at the meeting.

     SECTION 7. VOTING: PROXIES. At each meeting of the shareholders, each shareholder of record entitled to vote thereat may vote in person or by written proxy. A written proxy may be in the form of a telegram, cablegram or other means of electronic transmission signed by the shareholder and filed with the Secretary of the Company. If the instrument designates two (2) or more persons to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by the instrument, unless the instrument provides otherwise. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact.

     In all elections for directors, each shareholder who is entitled to vote shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Company, multiplied by the number of directors to be elected at such election; and each such shareholder may cast his or her whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates. The director nominees who receive the greatest number of affirmative votes will be elected.

     In voting on any proposition other than the election of directors, each shareholder shall have one vote for each share of stock which he or she is entitled to vote on such proposition, and, except as otherwise provided by law, the Charter or these Bylaws, the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the meeting shall be the act of the shareholders.

     The date for determining the shareholders entitled to vote at a meeting shall be determined pursuant to Article IX, Section 3 of these Bylaws.

     SECTION 8. ORGANIZATION. Every meeting of the shareholders for whatever purpose shall be convened by the Chairman of the Board, Chief Executive Officer, Secretary or other officer or person calling the meeting, and in the absence of such officer or person the meeting may be convened by any officer of the Company, and in the absence of an officer of the Company, the meeting may be convened by the person duly elected chairman of such meeting. Except as otherwise provided in these Bylaws, the officer or person convening the meeting shall act as chairman thereof. The Secretary of the Company shall


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act as secretary of all meetings of shareholders and in his or her absence the chairman of the meeting may designate an assistant secretary of the Company or another person to act as secretary of the meeting.

     Except as may otherwise be required by applicable law or by rules and regulations adopted by the Board of Directors, the chairman of any meeting of shareholders shall prescribe such rules, regulations and procedures and do such acts, including causing the adjournment of the meeting without a vote of shareholders, that the chairman deems appropriate. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, but are not limited to, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chair shall permit;
(d) restrictions on entry to the meeting after the time fixed for commencement thereof; and (e) limitation on the time allotted for questions or comments by participants. No nominations of persons for election to the Company's Board of Directors shall be made, and no business shall be conducted, at a meeting of shareholders except in accordance with the procedures set forth in Sections 9 and 10 of this
Article III of these Bylaws. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     SECTION 9. NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the Company, except as may be otherwise provided in the Charter with respect to the rights of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors of the Company may be made at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any shareholder of the Company entitled to vote at such meeting for the election of directors and who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company, as described in this Section, which notice is not withdrawn by such shareholder at or prior to such meeting.

     To be timely, a shareholder's notice must be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than 60 days prior to the date of the annual meeting and not later than the close of business on the 10th day following the earlier of the date on which such notice of the date of the annual meeting was sent or public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than 25 days prior to the date of the meeting; provided, however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to shareholders by the Company, notice by the shareholders to be timely must be so received not later than the tenth day following the day on which such notice of the date of the special meeting was sent or public disclosure was made, whichever occurs first. In no event shall the public disclosure of an adjournment of a shareholders' meeting commence a new time period for the giving of a shareholder's notice as described in this Section 9. For purposes of this Section 9, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (hereinafter, in this Section 9 and in Section 10 of this Article III, called the "Exchange Act"), or any successor law or agency rule.

     To be in proper written form, a shareholder's notice must set forth in writing: (a) as to each person whom the shareholder proposes to nominate for election as a director (the "Proposed Nominee"): (i) the


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name, age, business address and residence address of the Proposed
Nominee; (ii) the principal occupation or employment of such Proposed Nominee for the previous five years, (iii) the class or series and number of shares of the Company's capital stock owned beneficially or of record by Proposed Nominee, (iv) Proposed Nominee's written consent to being named in a proxy statement as a nominee and to serving as a director if elected, and (v) any other information relating to Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and
(b) as to each shareholder giving the notice and the beneficial owner of Company stock, if any, on whose behalf the nomination is made ("Beneficial Owner"): (i) the name and address, as they appear on the Company's shareholder records, of such shareholder and any such Beneficial Owner; (ii) the class or series and number of shares of the Company's capital stock which are owned beneficially and of record by such shareholder and any such Beneficial Owner; (iii) a description of all arrangements or understandings between such shareholder or Beneficial Owner and each Proposed Nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder or Beneficial Owner, (iv) a representation that such shareholder or Beneficial Owner intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee and (v) any other information relating to such shareholder or Beneficial Owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors and regulations promulgated thereunder.

     In the event that a shareholder seeks to nominate one or more directors, the chairman of the meeting shall determine whether a shareholder has complied with this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination(s) was not properly brought before the meeting in accordance with this Section 9, and the defective nomination shall be disregarded. The chairman's ruling thereon shall be final and conclusive.

     Notwithstanding anything in these Bylaws to the contrary, no election of a director nominated by a shareholder shall become effective until the final termination of any proceeding that may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the procedure pursuant to which the nomination of such director was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

     SECTION 10. PROCEDURES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT SHAREHOLDERS' MEETINGS. At a meeting of the shareholders of the Company, only such business shall be conducted as shall have been brought before the meeting: (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors (or a committee thereof); or (iii) by any shareholder of record of the Company entitled to vote on such business at such meeting who complies with the procedures set forth in this Section. In addition to any other requirements, for business properly to be brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company as described in this Section, which notice is not withdrawn by such shareholder at or prior to such meeting.

     To be timely, a shareholder's notice must be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than 60 days prior to the date of the annual meeting and not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the annual meeting was sent or public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders, not less than 25 days prior to the date of the meeting; provided, however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to shareholders by the Company, notice by the shareholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the special meeting was sent or public disclosure was made, whichever occurs first. In no event shall the public disclosure of an


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adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described in this Section 10.

     For purposes of this Section 10, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor law or agency rule.

     To be in proper written form, a shareholder's notice must set forth in writing as to each matter the shareholder proposes to bring before the meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Charter, the language of the proposed amendment; (ii) the name and address, as they appear on the Company's shareholder records, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the Company's capital stock which are owned beneficially and of record by such shareholder and any such beneficial owner on whose behalf the proposal is made; (iv) any material interest of the shareholder and any such beneficial owner in such business; (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and
(vi) any other information relating to such shareholder, beneficial owner or matters to be brought before the meeting.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders, except in accordance with the procedures set forth in Section 9 or Section 10 of this Article III of these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, if he or she should so determine and declare, any such business not properly brought before the meeting shall not be transacted. If, however, the shareholder does not appear at the meeting, the proposal shall not be presented for a vote at the meeting, even though proxies regarding that vote have been received by the Company. The chairman's ruling thereon shall be final and conclusive. Notwithstanding any of the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor law or agency rule) with respect to the matters set forth in this
Section 10. Nothing in this Section 10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor law or agency rule).

     Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting of the shareholders by a shareholder shall become effective until the final termination of any proceeding that may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of such business and the procedure pursuant to which it was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

                                 ARTICLE IV

                                  DIRECTORS

     SECTION 1. GENERAL POWERS. The Board of Directors shall control and manage the property, business and affairs of the Company. The Board of Directors may also exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Charter or these Bylaws directed or required to be exercised or done by the shareholders or some particular officer of the Company.

     SECTION 2. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The number of directors shall be fixed from time to time by resolution of the Board of Directors provided that in no event shall the number of directors be less than 9 nor more than 12.


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     The directors shall be elected in three classes, as nearly equal in number as possible (with one such class to be elected annually, and with each class of directors to serve until the third annual meeting of shareholders after the meeting at which such class of directors is elected). All directors shall serve for their respective terms and until their respective successors shall be duly elected and qualified.

     In the event of any increase in the number of directors, the additional director(s) shall be added to such class(es) as may be necessary so that all classes shall be as nearly equal as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased as nearly equally as may be possible; provided that no decrease in the number of directors or reclassification of the Board caused by such reduction in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, the Board shall determine the class(es) to which any additional director(s) shall be added and the class(es) which shall be increased or decreased in the event of any increase or decrease in the number of director(s).

     In case of any vacancy or vacancies in the Board of Directors, the Board of Directors by a vote of a majority of the remaining directors may fill the vacancy or vacancies for the unexpired term. A vacancy that will occur at a specified later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director shall not take office until the vacancy occurs.

     SECTION 3. COMPENSATION. Directors who are not officers or employees of the Company may receive for their service as directors such annual compensation as may be determined by resolution of the Board of Directors. In addition, all directors as such shall receive their expenses, if any, for attending meetings of the Board of Directors and may receive a fixed sum for attendance as may be determined by resolution of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     Members of special or standing committees of the Board of Directors shall receive their expenses, if any, for attending committee meetings and may receive a fixed sum for attendance at committee meetings as may be determined by resolution of the Board of Directors.

     SECTION 4. QUALIFICATIONS. Directors need not be shareholders of the Company. At least one director shall be a bona fide citizen and resident of the State of Missouri. No person shall be eligible for election as a director to any term commencing after April 24, 1980, if at the time of such election such person has reached the age of 71 years.

                                  ARTICLE V

                     MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 1. REGULAR ANNUAL MEETING. A regular annual meeting of the Board, including newly elected directors, shall be held immediately following the annual meeting of shareholders and shall be held at the principal office of the Company, unless another time or place shall be fixed therefor by the directors. No notice of such meeting shall be necessary to the directors in order, legally, to constitute a meeting, provided a majority of the whole Board shall be present. In the event such annual meeting of the Board is not held at the time and place specified herein, or at such other time and place as may be fixed by the directors, the meeting may be held at such time and place as shall be specified in a notice given in the same manner as provided in Section 3(a) or (b) of this Article for special meetings or as specified in a written waiver signed by all of the directors.

     SECTION 2. REGULAR MEETINGS. Additional regular meetings of the Board of Directors shall be held without notice if the times of such meetings are fixed by the Board. If the time of a meeting is not so fixed by the Board, notice shall be given in the same manner as provided in Section 3(a) or (b) of this Article for special meetings. Regular meetings of the Board may be held at any place within or without the State of Missouri that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Company.


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     SECTION 3.  SPECIAL MEETINGS.  Special meetings of the Board of
Directors may be called upon request of the Chairman of the Board, the Chief Executive Officer or three members of the Board of Directors. The person(s) authorized to call a special meeting of the Board may fix the time and place of the meeting. Notice of the time, place and purpose of such meeting shall be given by any one or more of the following methods, and the method used need not be the same for each director being notified:

     (a) written notice sent by mail at least three days prior to the meeting;

     (b) personal service of the notice, telephonic notice or facsimile or other electronic or wireless transmission of the notice, in any case at least 24 hours prior to the date of the meeting.

     SECTION 4. QUORUM: VOTING: ADJOURNMENTS. At all meetings of the Board of Directors, a majority of the duly elected Board shall be necessary to constitute a quorum for the transaction of business, and no action shall be taken (except adjournment, as provided below, and to fill vacancies, as provided in Article IV, Section 2) until after a quorum has been established. The act of a majority of the directors present at any meeting shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken, except as may be otherwise specifically provided by the Charter or by these Bylaws. In the absence of a quorum, a majority of the directors present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 5. TELEPHONIC PARTICIPATION. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence at such meeting.

     SECTION 6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board (or committee).

     SECTION 7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the chairman of the Executive Committee, if any, or in his or her absence by the Chief Executive Officer. In the absence of all such directors, a chairman pro tem chosen by a majority of the directors present shall preside at the meeting. The Secretary of the Company, or in his or her absence an Assistant Secretary or any person designated from time to time by the Board, shall act as its Secretary.

                                 ARTICLE VI

                                 COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more from their number, in addition to the Chief Executive Officer, who shall be a member, to constitute an Executive Committee and may appoint a Chairman of the Executive Committee. The Executive Committee, to the extent provided in said resolution, shall have and exercise all of the authority of the Board of Directors during the intervals between the meetings of the Board, including power to cause the seal of the Company to be affixed to all papers that may require it; but the Executive Committee shall not have the power or authority with respect to amending the Charter, adopting an agreement of merger or consolidation, or recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property or assets, nor shall the Executive Committee have the power or authority to declare a dividend. A meeting of the Executive Committee may be held on call by the Chairman of the Executive Committee, the Chief Executive Officer or on the call of any three members of the Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A


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majority of the members of the Executive Committee shall constitute a quorum. Any one or more members of the Executive Committee may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     The Executive Committee shall keep a record of its proceedings, which shall be reported to the Board of Directors at the next regular meeting of the Board.

     The Chief Executive Officer may designate from time to time a member of the Board of Directors to act as a member of the Executive Committee at any meeting or meetings thereof in the place of any member of the Executive Committee absent therefrom.

     SECTION 2. OTHER COMMITTEES. The Board of Directors may, in its discretion, by resolution, appoint other committees, composed of two or more members, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. Unless otherwise provided by the Board, a majority of the members of any such committee shall constitute a quorum and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. The Board shall have the power at any time to change the membership of any such committee, to fill vacancies and to discharge any such committee.

                                 ARTICLE VII

                                  OFFICERS

     SECTION 1. TITLES. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, at least one Vice President, a Secretary and a Treasurer.
The Chief Executive Officer shall be determined as provided in Article VIII, Section 2. The Board may also elect one or more additional Vice Presidents, a Controller, one or more Assistant Treasurers, Assistant Secretaries, Assistant Controllers and such other officers as the Board may deem appropriate. Any two of the aforesaid offices may be held by the same person, except those of President and Vice President, Chief Executive Officer and Vice President, President and Secretary, or Chief Executive Officer and Secretary. Vice Presidents may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President and the like.

     SECTION 2. ELECTION. The Board shall elect the officers at the Board's annual meeting. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. In connection with the election of any officer of the Company, the Board may determine that such officers, in addition to the title of the office to which he or she is elected, shall have a further title such as Chief Administrative Officer, Chief Operating Officer or such other title as the Board may designate, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these Bylaws for such office.

     SECTION 3. REMOVAL. Any officer or officers elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office may be filled only by the Board.

     SECTION 4. SALARIES. The salaries of all officers of the Company shall be fixed by the Board of Directors.

                                ARTICLE VIII

                             DUTIES OF OFFICERS

     SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board (a) shall preside as chairman of all meetings of the Board of Directors and of the shareholders at which the Chairman shall be present,


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(b) shall be, ex-officio, a member of all standing Board Committees and
(c) shall have such other powers, responsibilities and duties as shall be assigned by the Board. In the absence or disability of the Chief Executive Officer or the President, the Chairman shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer or the President.

     SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Company shall be that person designated by the Board of Directors from among the Chairman of the Board, the Chairman of the Executive Committee or the President. In the absence of such a designation, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general supervision and control over all of the business and property of the Company and shall be responsible at all times to the Board of Directors and the Executive Committee. The Chief Executive Officer shall have the power to suspend any subordinate officer appointed by the Board until such Board may be convened. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Company. In the absence or the disability of the Chairman of the Board or President, when the Chief Executive Officer is not the Chairman of the Board or President, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board or the President, as applicable. In the event the Chief Executive Officer shall fail or for any reason be unable to serve, the Board of Directors shall promptly act to fill such vacancy.

     SECTION 3. PRESIDENT. The President shall be a director and shall have such powers, responsibilities and duties as shall be assigned by the Board of Directors, or, when he or she is not the Chief Executive Officer, by the Chief Executive Officer. The President shall have equal authority with the Chief Executive Officer with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Company. In the absence or disability of the Chief Executive Officer, when the Chief Executive Officer also serves as the Chairman of the Board and the President is not the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and Chief Executive Officer.

     SECTION 4. VICE-PRESIDENTS. Each Vice President shall perform and exercise such duties and powers as shall be assigned to that Vice
President by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 5. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge of the funds of the Company; shall keep the same in depositories designated by the Board or by officers of the Company authorized by the Board to make such designations; shall cause said funds to be disbursed upon checks, drafts, bills of exchange or orders for payment of money signed in such manner as the Board or authorized officers of the Company may, from time to time, direct; shall perform such other duties as are incident to his or her office, or as may be prescribed by the Chief Executive Officer, President or the Board of Directors from time to time; and if required by the Board of Directors, give bond for the faithful discharge of his or her duties, in such form and amount and with such surety or sureties as may be determined by the Board of Directors. The Assistant Treasurer(s) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and powers as the Board may prescribe.

     SECTION 6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings of the same. He or she shall give notice of all meetings of shareholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instrument executed on behalf of the Company. The Secretary shall also superintend the keeping and have charge of the books, records and papers of the Company. Except when a Transfer Agent and Registrar for the stock of the Company is employed, the Secretary shall keep a register of the address of each shareholder, and make all proper changes in such register, retaining and filing his or her authority for all such entries. The Secretary shall perform such other duties as may be prescribed by the Chief Executive Officer, President or the Board of Directors from time to time, or as may be incident to his or her office. The Assistant Secretaries, if any, shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the


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Secretary.  Each Assistant Secretary shall perform such other duties as the Chief Executive Officer, President, or Chairman of the Board of Directors shall, from time to time, assign.

                                 ARTICLE IX

                                    STOCK

     SECTION 1. CERTIFICATES OF STOCK. The certificates of stock of the Company shall be consecutively numbered in the order of their issue, and the names of the owners, the number and class of shares and the date of issue shall be entered in the books of the Company. The certificates shall be in such form, consistent with the Charter, as the Board of Directors shall approve, and shall be signed either manually by the President or a Vice President and also by the Secretary or an Assistant Secretary or with facsimile signatures of the foregoing officers, and shall be sealed with the corporate seal, or have a facsimile thereof printed thereon, and they may also be registered and counter-signed by a Registrar and Transfer Agent as may be appointed by the Board of Directors. In case any officer who has signed, or whose facsimile signature has been placed upon, a certificate shall cease to be such officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if he or she were such officer at the date of issue.

     SECTION 2. TRANSFERS. Transfers of stock may be made on the books of the Company only by the person(s) named in the certificate(s) or by the attorney lawfully constituted in writing representing such named person(s), and upon surrender of the certificate representing the same, properly endorsed.

     SECTION 3. RECORD DATE. The Board of Directors may close the transfer books in its discretion for a period not exceeding 70 days preceding the day appointed for any meeting, annual or special, of the shareholders, or the payment of a dividend or the allotment of rights, or in its discretion the Board of Directors may fix a date not exceeding 70 days preceding any such appointed day as a record date for the determination of shareholders entitled to notice of, and to vote at, such meeting or to receive such dividend or rights, as the case may be.

     SECTION 4. DETERMINATION OF HOLDERS. The Company shall be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Missouri.

     SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more Transfer Agents and Registrars for its stock, and may require all stock certificates to bear the signature either of a Transfer Agent or of a Registrar, or both.

     SECTION 6. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the Company, its Transfer Agents and Registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, the Transfer Agents and the Registrars of the Company, in the form and with such provisions as the Transfer Agent or Registrar may deem reasonably satisfactory, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                  ARTICLE X

                                MISCELLANEOUS

     SECTION 1. DIVIDENDS. Subject to law and the provisions of the Charter, the Board of Directors shall have absolute discretion in the declaration of dividends and in fixing and changing the date for the declaration and payment of dividends. Before payment of any dividend or making any distribution of profits, the Board of Directors may set aside, out of the surplus or net profits of the Company, such sum or sums as the Board of Directors may from time to time in its absolute discretion deem proper as a reserve


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fund for depreciation or working capital, or for any other purpose which the Board of Directors shall deem conducive to the interests of the Company.

     SECTION 2. BOOKS AND RECORDS. When entitled to do so under applicable law, shareholders may inspect the books of the Company at the office of the Company during the usual business hours of the Company and in the presence of a representative of the Company, and under such other reasonable regulations as the officers of the Company may prescribe in the particular instance.

     SECTION 3. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, bills, notes, drafts, vouchers, and other evidences of indebtedness of the Company shall be signed for the Company by the Chief Executive Officer, the President, or Treasurer and may also be signed and countersigned by such person(s) as the Chief Executive Officer or President may designate, provided that instruments requiring execution with the formality of deeds shall be signed by the Chief Executive Officer, the President, Treasurer or a Vice President and impressed with the seal of the Company, duly attested by the Secretary or an Assistant Secretary.

     SECTION 4. CONTRACTS. All contracts, deeds, mortgages, leases or instruments that require the seal of the Company to be affixed thereto shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or by such other officer(s) or person(s) as the Board of Directors or Executive Committee may by resolution prescribe.

     SECTION 5. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of October and end on the thirtieth day of September of each year.

     SECTION 6. AMENDMENTS. As provided by the Charter, the power to make, alter, amend or repeal these Bylaws is vested in the Board of Directors. Such power may be exercised by the vote of a majority of all of the directors at any annual or regular meeting or at a duly called special meeting.


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